UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2025

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2025, Organogenesis Holdings Inc. (the “Company”) entered into a Fourth Amendment to the Credit Agreement dated August 6, 2021 (the Credit Agreement, as amended, the “Credit Agreement,” and the Fourth Amendment to the Credit Agreement, the “Fourth Amendment”), by and among the Company, as borrower, and its subsidiaries, Organogenesis Inc. and Prime Merger Sub, LLC, as guarantors, and Silicon Valley Bank, as Administrative Agent, and the several other lenders from time to time party thereto. The Fourth Amendment amended Section 7.1(a) of the Credit Agreement to provide that, so long as there are no swingline loans or revolving loans outstanding, the consolidated fixed charge coverage ratio covenant shall not be tested for the fiscal quarter ending June 30, 2025. Notwithstanding this testing accommodation for the quarter ended June 30, 2025, the covenant is deemed to be in effect for purposes of any transaction contemplated by the Credit Agreement that requires pro forma compliance with the consolidated fixed charge coverage ratio or the financial covenants generally and would preclude the Company from any additional borrowing under the Credit Agreement unless waived or further amended.

The Fourth Amendment also requires the Company, its subsidiary guarantors, the Administrative Agent and certain of the lenders prior to September 30, 2025 to enter into an agreement to reset certain financial covenants or implement new financial covenants and implement other modifications to the Credit Agreement and related documents, on terms and conditions reasonably acceptable to the Administrative Agent and such lenders. The lenders shall have no further obligation to make revolving extensions of credit under the Credit Agreement until such an agreement has been executed, and the failure of the Company to enter into such an agreement shall constitute an event of default under the Credit Agreement. Notwithstanding this obligation, the Company has the right to terminate the Credit Agreement for its convenience prior to such date, and it expects that the cash on hand and other components of working capital as of June 30, 2025, plus net cash flows from product sales will be sufficient to fund the Company’s operating expenses, capital expenditure requirements and debt service payments for at least 12 months beyond the filing date of the Company’s Form 10-Q for the quarter ended June 30, 2025.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the Fourth Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2025, the Company announced via press release its results for the fiscal second quarter ended June 30, 2025. A copy of the Company’s press release is hereby furnished to the Commission and incorporated herein by reference as Exhibit 99.1.

The information in the press release attached as Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement dated as of August 5, 2025 by and among the Company, the lenders named therein and the administrative agent
99.1	Press Release dated August 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Chief Administrative and Legal Officer

Date: August 7, 2025